NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

Second Quarter 2022 Highlights Versus Prior Year
•Net Sales of $1,236 million, up 20% as reported, and 24% in constant currency
•Reported Gross Margin of 44.4%, a decrease of 310 basis points; Adjusted Gross Margin of 44.9%, a decrease of 260 basis points
•Reported Operating Income of $125 million, up 155%, an increase of $76 million; Adjusted Operating Income of $121 million, up 82%, an increase of $55 million
•Reported Net Income of $66 million, an improvement of $72 million
•Reported EPS of $0.18, an improvement of $0.20 per share; Adjusted EPS of $0.18, an improvement of $0.15 per share
•Adjusted EBITDA of $185 million, up 42%, an increase of $55 million
•Company reiterates 2022 guidance for Net Sales, Adjusted EPS and Adjusted EBITDA, and updates to include the expected impact of currency translation on Net Sales, and improvement in Adjusted Gross Margin
•Company reiterates 2023 goals

EL SEGUNDO, Calif., Jul. 21, 2022 – Mattel, Inc. (NASDAQ: MAT) today reported second quarter financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “Mattel achieved another quarter of exceptional results, with double-digit growth in revenue and Adjusted EBITDA despite significant inflation. This was the eighth consecutive quarter of increased topline performance, reflecting the strength and breadth of our portfolio, and the success in executing our strategy to grow Mattel’s IP-driven toy business and expand our entertainment offering.”
Mr. Kreiz continued: “The first half of the year was an outstanding period of growth for the company. We are benefiting from strong retail partnerships and look forward to meeting the projected increase in consumer demand for our product, as we enter the second half of the year and the all-important holiday season. As the owner of one of the strongest portfolios of children’s and family entertainment franchises in the world, we are excited by the opportunities to capture the full value of our IP.”
Anthony DiSilvestro, CFO of Mattel, said: “We are very pleased with our second quarter and first half results. We continued to reduce leverage and progress towards our goal of achieving an investment-grade credit rating. We are reiterating our 2022 guidance for Net Sales, Adjusted EPS, and Adjusted EBITDA, as well as our 2023 goals.”

Financial Overview
For the second quarter, Net Sales were up 20% as reported, and 24% in constant currency, versus the prior year’s second quarter. Reported Operating Income was $125 million, an increase of $76 million, and Adjusted Operating Income was $121 million, an increase of $55 million. Reported Earnings Per Share were $0.18, an improvement of $0.20 per share, and Adjusted Earnings Per Share were $0.18, an improvement of $0.15 per share.
For the first six months of the year, Net Sales were up 20% as reported, and 23% in constant currency, versus the prior year’s first six months. Reported Operating Income was $205 million, an increase of $122 million, and Adjusted Operating Income was $212 million, an increase of $114 million. Reported Earnings Per Share was $0.24, an improvement of $0.58, and Adjusted Earnings Per Share was $0.26, an improvement of $0.32 per share.
Net Sales in the North America segment increased 30% as reported and in constant currency, versus the prior year’s second quarter.
Gross Billings in the North America segment increased 30% as reported and in constant currency, driven primarily by growth in Action Figures, Building Sets, Games, and Other (including Jurassic World™ and Lightyear), Vehicles (including Hot

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Wheels®), Infant, Toddler, and Preschool (including Fisher-Price® and Thomas & Friends™), and Dolls (including Polly Pocket® and Barbie®).
Net Sales in the International segment increased 12% as reported, and 20% in constant currency.
Gross Billings in the International segment increased 12% as reported, and 20% in constant currency. The increase in Gross Billings as reported was driven primarily by growth in Action Figures, Building Sets, Games, and Other (including Jurassic World and Lightyear), Vehicles (including Hot Wheels), and Infant, Toddler, and Preschool (including Fisher-Price® and Thomas & Friends™), partially offset by Dolls (including Spirit™ and Cave Club®). The increase in Gross Billings in constant currency was driven primarily by growth in Action Figures, Building Sets, Games, and Other (including Jurassic World and Lightyear), Vehicles (including Hot Wheels), Infant, Toddler, and Preschool (including Fisher-Price® and Thomas & Friends™), and Dolls (including Barbie).
Net Sales in the American Girl® segment decreased 19% as reported and in constant currency.
Gross Billings in the American Girl segment decreased 19% as reported and in constant currency, compared to a very strong prior year period.
Reported Gross Margin decreased to 44.4%, versus 47.5% in the prior year’s second quarter, and Adjusted Gross Margin decreased to 44.9%, versus 47.5%. The decrease in Reported and Adjusted Gross Margin was primarily due to input cost inflation, other supply chain costs, and increased royalty expense, partially offset by pricing, favorable fixed cost absorption, and savings from the Optimizing for Growth program.
Reported Other Selling and Administrative Expenses decreased by $17 million, to $334 million. Adjusted Other Selling and Administrative Expenses increased by $10 million, to $343 million. The decrease in Reported Other Selling and Administrative Expenses was driven primarily by gain on the sale of assets. The increase in Adjusted Other Selling and Administrative Expenses was primarily due to capability investments and market-related pay increases, partly offset by lower incentive compensation and savings from the Optimizing for Growth program.
For the six months ended June 30, 2022, Cash Flows Used for Operating Activities were $425 million, an increase of $184 million, versus the prior year’s first six months, primarily due to higher working capital usage, partially offset by higher net income, excluding the impact of non-cash charges. Cash Flows Used for Investing Activities were $54 million, an increase of $26 million, primarily due to the impact of higher proceeds from the disposal of assets and a business in the prior year. Cash Flows Provided by Financing Activities and Other were $22 million, as compared to a use of $109 million in the prior year’s first six months, with the change primarily due to the cash used for repayment and refinancing of long-term borrowings in first half of 2021.
Gross Billings by Categories
Worldwide Gross Billings for Dolls were $401 million, up 2% as reported, and 5% in constant currency, versus the prior year’s second quarter, primarily driven by growth in Barbie and Polly Pocket, partially offset by declines in American Girl.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $275 million, up 20% as reported, and 23% in constant currency, primarily driven by growth in Fisher-Price and Thomas & Friends.
Worldwide Gross Billings for Vehicles were $328 million, up 23% as reported, and 28% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $372 million, up 44% as reported, and 48% in constant currency, primarily driven by growth in Action Figures (including Jurassic World and Lightyear).

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2022 Guidance and 2023 Goals
Mattel's 2022 guidance is:

(in millions, except EPS and percentages)	FY2022 Expected	FY2021

Net Sales	+8%-10% (Constant Currency)	$5,458
Net Sales Currency Translation	(2 - 3%)
Adjusted Gross Margin	47 - 48%	48.2%
Adjusted EBITDA	$1,100-$1,125	$1,007
Adjusted EPS	$1.42-$1.48	$1.30
Adjusted Tax Rate	26 - 28%	25%
Capital Expenditures	$175 - $200	$151
Mattel's 2023 goals remain as follows:

FY2023

Net Sales	+ High-Single Digit % (Constant Currency)
Adjusted Operating Income Margin	~16%-17% of Net Sales
Adjusted EPS	> $1.90
A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted Operating Income Margin, Adjusted EBITDA, and Adjusted EPS is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.
Mattel’s guidance and goals take into account anticipated supply chain disruption that the company is aware of today but remains subject to any unexpected supply chain disruption, fluctuations in foreign exchange rates, inflation, changes in global economic conditions and consumer spending, labor market fluctuations, and other macro-economic risks and uncertainties.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Standard Time) today, Mattel will host a conference call with investors and financial analysts to discuss its second quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 12 months and may be accessed beginning approximately two hours after the completion of the live call.
Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “look forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond Mattel’s control, could cause actual future results to differ materially from those projected in the forward-looking statements, and are currently, and in the future may be, amplified by the COVID-19 pandemic. Specific factors that might cause such a difference include, but are not limited to: (i) potential impacts of and uncertainty regarding the COVID-19 pandemic (and actions taken in response to it by governments, businesses, and individuals) on

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Mattel’s business operations, financial results and financial position and on the global economy, including its impact on Mattel’s sales; (ii) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products on a timely and cost-effective basis; (iii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iv) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (v) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (vi) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vii) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (viii) inflation and currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction , and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the war in Ukraine), natural and manmade disasters, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as non-fungible tokens and cryptocurrency; (xxii) uncertainty from the expected discontinuance of the London Interbank Offer Rate and transition to any other interest rate benchmark; and (xxiii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.
Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release may include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Earnings (Loss) Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Debt / Adjusted EBITDA), Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain

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components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Quarterly Earnings.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income and Adjusted Operating Income Margin
Adjusted Operating Income and Adjusted Operating Income Margin represent reported Operating Income and reported Operating Income Margin, respectively, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Operating Income Margin represents Mattel’s Adjusted Operating Income, as a percentage of Net Sales. Adjusted Operating Income and Adjusted Operating Income Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Earnings (Loss) Per Share
Adjusted Earnings (Loss) Per Share represents Mattel’s reported Diluted Earnings (Loss) Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, the impact of sale of assets/business, and loss on debt extinguishment, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate and dividing by the reported weighted-average number of common shares. Adjusted Earnings (Loss) Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings (Loss) Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income (Loss), adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets/business, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the syndicated facility agreement governing its senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.

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Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Debt by Adjusted EBITDA. Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before for Income Taxes represents Reported Income Before Income Taxes, adjusted to exclude severance and restructuring expenses, the impact of inclined sleeper product recalls, the impact of sale of assets/business, and loss on debt extinguishment. The Adjusted Provision for Income Taxes represents Reported (Benefit) for Income Taxes, adjusted to exclude the impact of releases of valuation allowance and the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.

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About Mattel
Mattel is a leading global toy company and owner of one of the strongest catalogs of children’s and family entertainment franchises in the world. We create innovative products and experiences that inspire, entertain, and develop children through play. We engage consumers through our portfolio of iconic brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, and MEGA®, as well as other popular intellectual properties that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming and digital experiences, music, and live events. Founded in 1945, we operate in 35 locations and our products are available in more than 150 countries in collaboration with the world’s leading retail and ecommerce companies. Mattel is proud to be a trusted partner in empowering children to explore the wonder of childhood and reach their full potential. Visit us online at mattel.com.

Contacts:

News Media	Securities Analysts
Catherine Frymark	David Zbojniewicz
catherine.frymark@mattel.com	david.zbojniewicz@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2022		2021		% Change as Reported	% Change in Constant Currency	2022		2021		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,235.7		$1,026.4		20%	24%	$2,277.0		$1,900.6		20%	23%
Cost of Sales	686.8	55.6%	538.4	52.5%	28%		1,245.2	54.7%	1,000.7	52.7%	24%
Gross Profit	548.9	44.4%	488.0	47.5%	12%	17%	1,031.8	45.3%	899.8	47.3%	15%	16%
Advertising and Promotion Expenses	90.2	7.3%	88.3	8.6%	2%		163.9	7.2%	162.4	8.5%	1%
Other Selling and Administrative Expenses	333.6	27.0%	350.5	34.2%	-5%		662.7	29.1%	654.4	34.4%	1%
Operating Income	125.1	10.1%	49.1	4.8%	155%	178%	205.1	9.0%	83.0	4.4%	147%	131%
Interest Expense	32.8	2.7%	38.1	3.7%	-14%		65.9	2.9%	168.6	8.9%	-61%
Interest (Income)	(2.0)	-0.2%	(0.6)	-0.1%	236%		(3.2)	-0.1%	(1.4)	-0.1%	125%
Other Non-Operating Expense, Net	7.1		0.5				16.3		(0.6)
Income (Loss) Before Income Taxes	87.1	7.0%	11.0	1.1%	688%	719%	126.2	5.5%	(83.7)	-4.4%	n/m	n/m
Provision for Income Taxes	26.6		20.6				50.5		40.9
(Income) from Equity Method Investments	(5.9)		(4.1)				(12.2)		(6.7)
Net Income (Loss)	$66.4	5.4%	$(5.5)	-0.5%	n/m		$87.9	3.9%	$(117.9)	-6.2%	n/m
Net Income (Loss) Per Common Share - Basic	$0.19		$(0.02)				$0.25		$(0.34)
Weighted-Average Number of Common Shares	353.5		349.4				352.8		349.2
Net Income (Loss) Per Common Share - Diluted	$0.18		$(0.02)				$0.24		$(0.34)
Weighted-Average Number of Common and Potential Common Shares	359.8		349.4				358.9		349.2
1 Amounts may not sum due to rounding.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	June 30,		December 31,
	2022	2021	2021
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$274.5	$384.7	$731.4
Accounts Receivable, Net	989.2	784.1	1,072.7
Inventories	1,177.6	818.0	777.2
Prepaid Expenses and Other Current Assets	273.2	187.0	293.3
Total Current Assets	2,714.4	2,173.8	2,874.5
Property, Plant, and Equipment, Net	442.1	459.8	456.0
Right-of-Use Assets, Net	326.2	343.8	325.5
Goodwill	1,379.2	1,392.8	1,390.2
Other Noncurrent Assets	1,305.8	870.8	1,347.7
Total Assets	$6,167.7	$5,241.1	$6,393.9

Liabilities and Stockholders' Equity
Short-Term Borrowings	$3.0	$0.2	$—
Current Portion of Long-Term Debt	250.0	—	—
Accounts Payable and Accrued Liabilities	1,216.0	1,086.3	1,570.7
Income Taxes Payable	19.2	35.8	27.5
Total Current Liabilities	1,488.2	1,122.4	1,598.3
Long-Term Debt	2,323.3	2,839.1	2,571.0
Noncurrent Lease Liabilities	282.3	306.1	283.6
Other Noncurrent Liabilities	345.9	445.7	372.2
Stockholders' Equity	1,728.0	527.7	1,568.8
Total Liabilities and Stockholders' Equity	$6,167.7	$5,241.1	$6,393.9

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	June 30,
	2022	2021
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	72	69

	For the Six Months Ended June 30,
(In millions)	2022	2021
Condensed Cash Flow Data:
Cash Flows Used for Operating Activities	$(425)	$(241)
Cash Flows Used for Investing Activities	(54)	(27)
Cash Flows Provided by (Used for) Financing Activities and Other	22	(109)
Decrease in Cash and Equivalents	$(457)	$(377)
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except percentage information)	2022	2021	Change	2022	2021	Change
Gross Profit
Gross Profit, As Reported	$548.9	$488.0		$1,031.8	$899.8
Gross Margin	44.4%	47.5%	-310bps	45.3%	47.3%	-200 bps
Adjustments:
Severance and Restructuring Expenses	5.8	(0.2)		8.4	1.8
Gross Profit, As Adjusted	$554.7	$487.9		$1,040.2	$901.6
Adjusted Gross Margin	44.9%	47.5%	-260 bps	45.7%	47.4%	-170 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$333.6	$350.5	-5%	$662.7	$654.4	1%
% of Net Sales	27.0%	34.2%	-720bps	29.1%	34.4%	-530bps
Adjustments:
Severance and Restructuring Expenses	(5.8)	(10.7)		(12.6)	(16.5)
Inclined Sleeper Product Recalls[2]	—	(6.8)		(0.6)	(12.1)
Sale of Assets[3]	15.2	—		15.2	15.8
Other Selling and Administrative Expenses, As Adjusted	$343.1	$332.9	3%	$664.7	$641.6	4%
% of Net Sales	27.8%	32.4%	-460bps	29.2%	33.8%	-460bps

Operating Income
Operating Income, As Reported	$125.1	$49.1	155%	$205.1	$83.0	147%
Operating Income Margin	10.1%	4.8%	530 bps	9.0%	4.4%	460 bps
Adjustments:
Severance and Restructuring Expenses	11.5	10.6		21.0	18.2
Inclined Sleeper Product Recalls[2]	—	6.8		0.6	12.1
Sale of Assets[3]	(15.2)	—		(15.2)	(15.8)
Operating Income, As Adjusted	$121.4	$66.6	82%	$211.6	$97.6	117%
Adjusted Operating Income Margin	9.8%	6.5%	330 bps	9.3%	5.1%	420 bps
1 Amounts may not sum due to rounding.
2 For the three and six months ended June 30, 2022 and 2021, represents expenses related to inclined sleeper product recall litigation.
3 For the three and six months ended June 30, 2022, Mattel recorded a gain on sale of assets of $15.2 million in other selling and administrative expenses. For the six months ended June 30, 2021, Mattel recorded a gain on sale of assets of $15.8 million in other selling and administrative expenses.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2022	2021	Change	2022	2021	Change
Earnings Per Share
Net Income (Loss) Per Common Share, As Reported	$0.18	$(0.02)	n/m	$0.24	$(0.34)	n/m
Adjustments:
Severance and Restructuring Expenses	0.03	0.03		0.06	0.05
Inclined Sleeper Product Recalls[2]	—	0.02		—	0.03
Sale of Assets/Business[3]	(0.04)	—		(0.04)	(0.06)
Loss on Debt Extinguishment	—	—		—	0.24
Net Income (Loss) Per Common Share, As Adjusted	$0.18	$0.03	500%	$0.26	$(0.06)	n/m

EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$66.4	$(5.5)	n/m	$87.9	$(117.9)	n/m
Adjustments:
Interest Expense	32.8	38.1		65.9	168.6
Provision for Income Taxes	26.6	20.6		50.5	40.9
Depreciation	35.8	36.2		71.7	72.7
Amortization	9.7	9.5		19.0	19.1
EBITDA	171.3	99.0		294.9	183.4
Adjustments:
Share-Based Compensation	18.6	15.2		37.9	30.3
Severance and Restructuring Expenses	10.5	9.6		18.9	16.6
Inclined Sleeper Product Recalls[2]	—	6.8		0.6	12.1
Sale of Assets/Business[3]	(15.2)	—		(15.2)	(19.7)
Adjusted EBITDA	$185.2	$130.6	42%	$337.2	$222.7	51%

Free Cash Flow
Net Cash Flows Used for Operating Activities				$(425.0)	$(241.4)
Capital Expenditures				(78.5)	(74.7)
Free Cash Flow				$(503.5)	$(316.0)
1 Amounts may not sum due to rounding.
2 For the three and six months ended June 30, 2022 and 2021, represents expenses related to inclined sleeper product recall litigation.
3 For the three and six months ended June 30, 2022, Mattel recorded a gain on sale of assets of $15.2 million in other selling and administrative expenses. For the six months ended June 30, 2021, Mattel recorded a gain on sale of assets of $15.8 million in other selling and administrative expenses, and a gain on sale of business of $3.9 million in other non-operating expense, net.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,
(In millions, except percentage information)	2022	2021
Tax Rate
Income Before Income Taxes, As Reported	$87.1	$11.0
Adjustments:
Severance and Restructuring Expenses	11.5	10.6
Inclined Sleeper Product Recalls[2]	—	6.8
Sale of Assets[3]	(15.2)	—
Income Before Income Taxes, As Adjusted	$83.4	$28.5

Provision for Income Taxes, As Reported	$26.6	$20.6
Adjustments:
Tax Effect of Adjustments	(1.0)	1.0
Provision for Income Taxes, As Adjusted	$25.6	$21.6

Tax Rate, As Reported	31%	187%
Tax Rate, As Adjusted	31%	76%
1 Amounts may not sum due to rounding.
2 For the three months ended June 30, 2022 and 2021, represents expenses related to inclined sleeper product recall litigation.
3 For the three months ended June 30, 2022, Mattel recorded a gain on sale of assets of $15.2 million in other selling and administrative expenses.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Trailing Twelve Months Ended June 30,
(In millions, except percentage and pts information)	2022	2021	Change
Leverage Ratio (Debt/Adjusted EBITDA)
Debt
Long-Term Debt	$2,323.3	$2,839.1
Current Portion of Long-Term Debt	250.0	—
Short-Term Borrowings	3.0	0.2
Adjustments:
Debt Issuance Costs and Debt Discount	26.7	35.9
Debt	$2,603.0	$2,875.2
EBITDA and Adjusted EBITDA
Net Income, As Reported	$1,108.8	$322.5	244%
Adjustments:
Interest Expense	151.2	268.4
(Benefit) Provision for Income Taxes	(410.8)	81.8
Depreciation	145.2	145.3
Amortization	38.0	38.3
EBITDA	1,032.4	856.2
Adjustments:
Share-Based Compensation	67.7	67.0
Severance and Restructuring Expenses	33.0	28.0
Inclined Sleeper Product Recalls	3.5	29.2
Sale of Assets/Business	(15.2)	(19.7)
Adjusted EBITDA	$1,121.4	$960.6	17%

Debt / Net Income	2.3x	8.9x
Leverage Ratio (Debt / Adjusted EBITDA)	2.3x	3.0x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$301.9	$513.6	-41%
Capital Expenditures	(155.2)	(139.5)
Free Cash Flow	$146.7	$374.1	-61%

Net Cash Flows Provided by Operating Activities / Net Income	27%	159%	(132) pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	13%	39%	(26) pts
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage and per share information)	2021
Gross Profit
Gross Profit, As Reported	$2,626.7
Gross Margin	48.1%
Adjustments:
Severance and Restructuring Expenses	2.9
Gross Profit, As Adjusted	$2,629.5
Adjusted Gross Margin	48.2%

Earnings Per Share
Net Income Per Common Share, As Reported	$2.53
Adjustments:
Severance and Restructuring Expenses	0.10
Inclined Sleeper Product Recalls[2]	0.04
Sale of Assets/Business[3]	(0.06)
Loss on Debt Extinguishment	0.28
Valuation Allowance Releases[4]	(1.51)
Tax Effect of Adjustments[5]	(0.08)
Net Income per Common Share, As Adjusted	$1.30

EBITDA and Adjusted EBITDA
Net Income, As Reported	$903.0
Adjustments:
Interest Expense	253.9
(Benefit) for Income Taxes	(420.4)
Depreciation	146.3
Amortization	38.0
EBITDA	920.9
Adjustments:
Share-Based Compensation	60.1
Severance and Restructuring Expenses	30.7
Inclined Sleeper Product Recalls[2]	15.1
Sale of Assets/Business[3]	(19.7)
Adjusted EBITDA	$1,007.0
1 Amounts may not sum due to rounding.
2 For the year ended December 31, 2021, represents expenses related to inclined sleeper product recall litigation.
3 For the year ended December 31, 2021, Mattel recorded a gain on sale of assets of $15.8 million in other selling and administrative expenses, and a gain on sale of business of $3.9 million in other non-operating expense, net.
4 For the year ended December 31, 2021, the amount includes a net benefit of approximately $541 million, related to the release of valuation allowances against deferred tax assets of the U.S. and certain International affiliates.
5 The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage information)	2021
Tax Rate
Income Before Income Taxes, As Reported	$470.8
Adjustments:
Severance and Restructuring Expenses	34.4
Inclined Sleeper Product Recalls[2]	15.1
Sale of Assets/Business[3]	(19.7)
Loss on Debt Extinguishment	101.7
Income Before Income Taxes, As Adjusted	$602.2

(Benefit) for Income Taxes, As Reported	$(420.4)
Adjustments:
Valuation Allowance Releases[4]	540.8
Tax Effect of Adjustments	27.9
Provision for Income Taxes, As Adjusted	$148.4

Tax Rate, As Reported	-89%
Tax Rate, As Adjusted	25%
1 Amounts may not sum due to rounding.
2 For the year ended December 31, 2021, represents expenses related to inclined sleeper product recall litigation.
3 For the year ended December 31, 2021, Mattel recorded a gain on sale of assets of $15.8 million in other selling and administrative expenses, and a gain on sale of business of $3.9 million in other non-operating expense, net.
4 For the year ended December 31, 2021, the amount includes a net benefit of approximately $541 million, related to the release of valuation allowances against deferred tax assets of the U.S. and certain International affiliates.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE GROSS BILLINGS1 (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2022	2021	% Change as Reported	% Change in Constant Currency	2022	2021	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Gross Billings:
Net Sales	$1,235.7	$1,026.4	20%	24%	$2,277.0	$1,900.6	20%	23%
Sales Adjustments[2]	140.6	122.2			263.7	227.0
Gross Billings	$1,376.3	$1,148.6	20%	24%	$2,540.7	$2,127.6	19%	23%

Worldwide Gross Billings by Categories:
Dolls	$401.3	$394.7	2%	5%	$797.5	$776.0	3%	6%
Infant, Toddler, and Preschool	274.6	229.4	20	23	480.2	412.5	16	19
Vehicles	328.3	266.3	23	28	610.4	481.7	27	32
Action Figures, Building Sets, Games, and Other	372.0	258.2	44	48	652.7	457.3	43	47
Gross Billings	$1,376.3	$1,148.6	20%	24%	$2,540.7	$2,127.6	19%	23%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$300.8	$291.3	3%	7%	$598.8	$567.5	6%	9%
Hot Wheels	286.5	227.4	26	31	527.9	412.0	28	33
Fisher-Price and Thomas & Friends	250.5	207.8	21	24	439.8	379.3	16	19
Other	538.4	422.2	28	31	974.1	768.7	27	30
Gross Billings	$1,376.3	$1,148.6	20%	24%	$2,540.7	$2,127.6	19%	23%
1 Gross billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a categories or brand level.
3 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2022	2021	% Change as Reported	% Change in Constant Currency	2022	2021	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Segment Gross Billings:
Net Sales	$726.5	$560.8	30%	30%	$1,328.6	$1,040.5	28%	28%
Sales Adjustments[2]	48.3	37.0			88.0	69.1
Gross Billings	$774.9	$597.9	30%	30%	$1,416.6	$1,109.6	28%	28%

North America Gross Billings by Categories:
Dolls	$190.7	$172.6	10%	11%	$372.9	$348.8	7%	7%
Infant, Toddler, and Preschool	178.3	139.9	27	28	309.8	248.4	25	25
Vehicles	177.6	131.3	35	35	324.4	241.2	35	35
Action Figures, Building Sets, Games, and Other	228.3	154.1	48	48	409.6	271.3	51	51
Gross Billings	$774.9	$597.9	30%	30%	$1,416.6	$1,109.6	28%	28%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$156.7	$151.4	3%	4%	$320.7	$308.3	4%	4%
Hot Wheels	152.6	109.7	39	39	274.3	202.4	36	36
Fisher-Price and Thomas & Friends	162.2	122.9	32	32	283.4	223.7	27	27
Other	303.4	213.9	42	42	538.2	375.2	43	44
Gross Billings	$774.9	$597.9	30%	30%	$1,416.6	$1,109.6	28%	28%
1 Gross billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a categories or brand level.
3 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2022	2021	% Change as Reported	% Change in Constant Currency	2022	2021	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Segment Gross Billings:
Net Sales	$476.4	$424.9	12%	20%	$880.2	$774.3	14%	22%
Sales Adjustments[2]	91.6	84.3			174.1	155.9
Gross Billings	$568.0	$509.2	12%	20%	$1,054.3	$930.2	13%	22%

International Gross Billings by Geographic Area:
EMEA
Net Sales	$270.9	$246.8	10%	21%	$548.7	$485.0	13%	25%
Sales Adjustments[2]	57.3	52.7			119.9	105.5
Gross Billings	$328.2	$299.5	10%	21%	$668.6	$590.5	13%	25%

Latin America
Net Sales	$124.8	$92.5	35%	36%	$196.7	$148.8	32%	33%
Sales Adjustments[2]	19.8	16.0			31.0	25.4
Gross Billings	$144.5	$108.5	33%	34%	$227.8	$174.2	31%	32%

Asia Pacific
Net Sales	$80.7	$85.6	-6%	—%	$134.9	$140.5	-4%	1%
Sales Adjustments[2]	14.6	15.6			23.1	25.0
Gross Billings	$95.3	$101.3	-6%	—%	$158.0	$165.5	-5%	—%

International Gross Billings by Categories:
Dolls	$177.3	$180.7	-2%	6%	$354.9	$339.4	5%	13%
Infant, Toddler, and Preschool	96.3	89.5	8	15	170.3	164.1	4	11
Vehicles	150.7	135.0	12	20	286.0	240.5	19	28
Action Figures, Building Sets, Games, and Other	143.7	104.1	38	48	243.1	186.1	31	40
Gross Billings	$568.0	$509.2	12%	20%	$1,054.3	$930.2	13%	22%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$144.2	$139.9	3%	11%	$278.1	$259.2	7%	16%
Hot Wheels	133.9	117.7	14	22	253.6	209.6	21	30
Fisher-Price and Thomas & Friends	88.3	84.9	4	11	156.4	155.6	—	7
Other	201.6	166.8	21	30	366.2	305.8	20	28
Gross Billings	$568.0	$509.2	12%	20%	$1,054.3	$930.2	13%	22%
1 Gross billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a categories or brand level.
3 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2022	2021	% Change as Reported	% Change in Constant Currency	2022	2021	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
American Girl Segment Gross Billings:
Net Sales	$32.8	$40.6	-19%	-19%	$68.1	$85.8	-21%	-21%
Sales Adjustments[2]	0.6	0.8			1.6	2.0
Gross Billings	$33.4	$41.5	-19%	-19%	$69.7	$87.8	-21%	-21%
1 Gross billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales adjustments are not allocated to individual products.
3 Amounts may not sum due to rounding.